Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-134111) and related Prospectus of LSB Industries, Inc. dated April 10, 2007 and to the incorporation by reference therein of our report dated March 23, 2007, with respect to the consolidated financial statements and schedules of LSB Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

Oklahoma City, Oklahoma
April 9, 2007